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                          SECURITIES AND EXCHANGE COMMISSION
                                Washington, DC  20549






                                       FORM 8-K






                                    CURRENT REPORT





                       Pursuant to Section 13 or 15 (d) of the
                           Securities Exchange Act of 1934




                  Date of Report (Date of earliest event reported):
                                    July 31, 1996




                          FIRST PLACE FINANCIAL CORPORATION
                 ---------------------------------------------------
                (Exact name of registrant as specified in its charter)




       New Mexico                    0-25956               85-0317365
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(State or other jurisdiction of   (Commission         (I.R.S Employer
incorporation or organization)     file number)       Identification No.)




100 East Broadway, Farmington, New Mexico                    87401
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Address of principal executive offices                      Zip Code



Registrant's telephone number, including area code:  (505) 326-9000
                                                     --------------

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ITEM 6. OTHER EVENTS

    News release dated July 19,1996 outlining the Company's performance for the second quarter of 1996.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

    (c)  EXHIBITS

         News release from First Place Financial Corporation dated July 19,
         1996.

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                                      SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                              FIRST PLACE FINANCIAL CORPORATION
                              ---------------------------------
                                          (Registrant)


Date:  July 31, 1996          /s/James D. Rose
      --------------------    ----------------------------------------
                              James D. Rose
                              President and Chief Operating Officer


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                                     NEWS RELEASE
                                     ------------


DATE:         July 19, 1996
CONTACT:      James D. Rose, President
TELEPHONE:    (505) 326-9042

FARMINGTON, NEW MEXICO -- Richard I. Ledbetter, chief executive officer of Farmington-based First Place Financial Corporation, has announced that net income for the first six months of 1996 was $4,940,000 versus $4,141,000 for the same period last year, an increase of 19.3%. Net income for the three-month period ending June 30, 1996 was $2,454,000, an 18.4% increase over the same period last year.

    According to Ledbetter, the strong earnings performance reflects continued growth in net loans, which increased 7.8% during the first half of 1996 and contributed to a 14.1% increase in net interest income after provision for loan losses during the same period. Net loans outstanding at June 30, 1996 were $427,065,000 compared to $396,092,000 at year-end 1995. Total assets for the company at June 30, 1996 were $740,360,000 versus $690,795,000 at December 31,
1995, an increase of 7.2%.

    "Another important factor in the company's performance," Ledbetter said, "is our continued emphasis on controlling net overhead. Our efficiency ratio for the first six months of 1996 was 54.3% and this operating efficiency allows us to be very competitive in the rates we charge for loans and pay on deposits and still give our shareholders a good return." Annualized return-on-equity for the six-month period was 16.44%.

    James D. Rose, president, reported that the regular quarterly dividend for First Place was recently increased by $.01 from $.95 to $.96 on a pre-split basis. In May 1996, First Place declared a 3-for-1 stock split. The post-split dividend rate is now $.32 per share.

    First Place Financial Corporation is the largest bank holding company headquartered in New Mexico and owns First National Bank of Farmington, Western Bank of Gallup, and Burns National Bank of Durango, Colorado. First National is the largest locally-owned bank in New Mexico and the largest bank outside of Albuquerque.

            POST OFFICE BOX 4540 - FARMINGTON, NEW MEXICO   87499-4540